UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2021

VIRTRA, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-38420	93-1207631
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7970 S. Kyrene Rd.
Tempe, AZ	85284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 968-1488

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VTSI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2021, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of VirTra, Inc. (the “Company”), relying upon third-party studies and recommendations, took several actions to bring the compensation of the Company’s Chief Executive Officer (CEO) and Chief Operating Officer (COO) up to industry standards and provide meaningful incentive for future performance. The Committee (1) approved grants of 224,133 and 168,090 performance-based restricted stock units pursuant to the Company’s 2017 Equity Incentive Plan (the “Plan”) to the Company’s CEO and COO, respectively; (2) approved grants of 14,057 and 10,543 restricted shares to the CEO and COO, respectively, based on the Company’s performance for the twelve months ended June 30, 2021; and (3) increased the annual base salaries effective August 15, 2021 to $349,860 and $251,140 for the CEO and COO, respectively. While their salaries have been annually increased with Company-wide cost-of-living adjustments, this was the first comprehensive review and adjustment undertaken since 2012.

Mr. Ferris, age 49, joined the financial team of the Company as Director of Investor Relations in 1999. During his time in Investor Relations, Joel was an integral part of the management team that turned around the Company. As part of this team, he played a key role in various equity, bond and bank debt offerings. In 2001, he moved into operations as Director of Electrode Sales & Marketing, United States and Canada. In 2003, he was promoted to Director of Electrode Marketing and Sales for the Americas and, in 2005, he was appointed Director of Worldwide Marketing and Americas Sales. During this period, Joel was instrumental in the development of global sales and marketing strategies and execution for the graphite electrodes business and a driving force in more than doubling sales to over $11 billion. In 2009, Joel was appointed Vice President, Global Marketing & Sales, Industrial Materials with responsibility for worldwide sales, strategy and tactical planning. In 2011, Mr. Ferriswas promoted to President, Engineered Solutions and over the last three years he led the segment to more than 20% annual sales growth rates through many successful new product introductions.

Item 8.01	Other Events.

On August 28, 2021, the Board of Directors of the Company authorized a new share repurchase program (the “Share Repurchase Program”) to repurchase up to 3,235,326 shares of the Company’s common stock (representing 10% of the Company’s outstanding shares of common stock on June 30, 2021). The term of the Share Repurchase Program VIRTRA, INC. announced today that Matt Burlend and Ferris, both Managing Directors with First Reserve, will resign from Virtra’s board of directors effective August 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTRA, INC.

Date: August 30, 2021	By:	/s/ Robert D. Ferris
	Name:	Robert D. Ferris
	Title:	Chief Executive Officer